Exhibit 99.1

iAnthus Announces Resignation of Co-founder Randy Maslow

NEW YORK, NY and TORONTO, ON - May 4, 2022 - iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces that iAnthus co-founder Randy Maslow will resign from his executive positions with the Company, including all positions with the Company’s subsidiaries and its affiliates, and from the Company’s Board of Directors (the “Board”) and committees, effective as of May 6, 2022, if not otherwise rescinded in accordance with applicable law (the “Resignation Date”).

“Randy Maslow has been a pioneer in the development of the regulated cannabis industry in the United States for nearly a decade and was instrumental in building iAnthus into a publicly traded multi-state operator with more than 1000 employees and a platform across 10 U.S. states,” said Chief Financial Officer Julius Kalcevich.

Mr. Maslow co-founded iAnthus in 2014 and served as its President and as a member of the Board, with primary responsibility for legal, regulatory and public policy affairs since the Company’s inception. Mr. Maslow was additionally named the Company’s Interim Chief Executive Officer on April 27, 2020 and served in that role for the past two years.

“Randy Maslow agreed to serve as the Company’s Interim Chief Executive Officer at a difficult time in the Company’s history and led iAnthus through a restructuring of the business. It has been a pleasure to serve with Mr. Maslow on the Board and we want to thank him for his leadership and contributions to iAnthus since its beginning,” said independent directors Michael Muldowney and Diane Ellis.

Mr. Maslow will continue to serve the Company in a consulting role for a period of six months following the Resignation Date. All terms of Mr. Maslow’s separation were considered and approved by the Board and the Board determined that such terms comply with applicable laws, including laws applicable to related party transactions, and details of Mr. Maslow’s separation agreement will be disclosed in accordance with applicable law. iAnthus has initiated a search to identify a successor Chief Executive Officer and, on or before the Resignation Date, the Company intends to announce additional updates, including with respect to a replacement Interim Chief Executive Officer and a replacement director.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward-Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators, which you should review including, but not limited to, the Company's most recent Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential” “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations, and changes to the composition of the Company’s Board and its management.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor The Securities Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:
Julius Kalcevich, CFO
iAnthus Capital Holdings, Inc.
1-646-518-9411
investors@ianthuscapital.com